UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

June 26, 2018

ENSERVCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South Cherry St., Ste. 1000

Denver, CO 80246

Address of principal executive offices

303-333-3678

Telephone number, including

Area code

_____________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07 for information regarding the election of directors at the annual stockholders’ meeting of Enservco Corporation, a Delaware corporation (the “Company” or “Enservco”) held on June 26, 2018.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 26, 2018, the Company held its annual meeting of stockholders (the “Meeting”). At the Meeting, two proposals were submitted to the stockholders for approval as set forth in the 2018 Proxy Statement as filed with the U.S. Securities and Exchange Commission on May 17, 2018. As of the record date, May 7, 2018, a total of 51,342,316 shares of Company common stock were outstanding and entitled to vote. In total, 26,921,262 shares of Company common stock were represented at the meeting, which represented approximately 52.43% of the shares outstanding and entitled to vote as of the record date.

At the Meeting, the stockholders approved all of the proposals submitted. The votes on the proposals were cast as set forth below:

1.     Proposal No. 1 – Election of directors. The stockholders elected the entire slate of directors presented to the stockholders.

Name	Votes For	Withheld Authority To Vote	Broker Non-Votes
Keith J. Behrens	12,243,600	65,309	14,612,353
Ian Dickinson	11,317,984	990,925	14,612,353
Christopher D Haymons	12,259,066	49,843	14,612,353
Robert S. Herlin	11,576,766	732,143	14,612,353
William A. Jolly	12,246,316	62,593	14,612,353
Richard A. Murphy	11,530,969	777,940	14,612,353

2.     Proposal No. 2 – Ratification and approval of EKS&H, LLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstain	Broker Non-Vote
26,316,224	597,003	8,035	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on June 27, 2018.

Enservco Corporation

By:	/s/ Ian Dickinson
Ian Dickinson, Chief Executive Officer

3